                                                                      EXHIBIT 23







                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-48655, No. 33-69058 and No. 33-91090) pertaining to the
Scholastic Corporation 401(k) Savings and Retirement Plan of our report dated May 15, 2002, with respect to the financial statements and schedules of the Scholastic Corporation 401(k) Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.



                                               /s/ Ernst & Young LLP

New York, New York
June 24, 2002

                                       12